Exhibit 99.1

MORGANS HOTEL GROUP ANNOUNCES AMENDED AGREEMENT
FOR ECHELON PROJECT IN LAS VEGAS

New York, NY – September 25, 2008 – Morgans Hotel Group Co. (NASDAQ: MHGC) (“MHG”) today announced that it has entered into an amended agreement with Boyd Gaming Corporation (NYSE: BYD) with regard to the companies’ joint venture to develop a Mondrian and Delano within Boyd’s existing Echelon development in Las Vegas.

The amended agreement, among other things, provides for the following:

•	the immediate return to MHG of its $30 million deposit provided for the project, plus interest,

•	the elimination of MHG’s future funding obligations of approximately $41 million,

•	the elimination of any obligation by MHG to provide a construction loan guaranty, and

•	sole control by MHG over the use of its Delano and Mondrian brands in connection with the project.

The amended agreement also limits the amounts that MHG and Boyd are required to continue to fund for pre-development and related costs to approximately $420,000 each. The deadline to obtain construction financing has been extended to December 31, 2009. Each party has the right to terminate the joint venture for any reason prior to December 31, 2009. Additionally, the terms of the management agreement, which provide for an MHG affiliate to operate the joint venture hotels upon their completion, remain unchanged.

“We believe that the amended agreement provides substantial flexibility and represents a sensible framework for MHG to move forward with the Echelon project on the basis of a vastly reduced capital commitment,” said Fred Kleisner, President and Chief Executive Officer of MHG. “We will continue to evaluate the project as we move forward and continue to act in the best interests of our stockholders.”

The amended agreement will be filed on a Form 8-K with the Securities and Exchange Commission today.

About Morgans Hotel Group
Morgans Hotel Group Co. (NASDAQ: MHGC) operates and owns, or has an ownership interest in, Morgans, Royalton and Hudson in New York, Delano and The Shore Club in Miami, Mondrian in Los Angeles and Scottsdale, Clift in San Francisco, and Sanderson and St Martins Lane in London. MHG and an equity partner also own the Hard Rock Hotel & Casino in Las Vegas and related assets. MHG has other property transactions in various stages of completion, including projects in Miami Beach, Florida; Chicago, Illinois; SoHo, New York; Las Vegas, Nevada; Palm Springs, California; Boston, Massachusetts; and Dubai, UAE. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements
Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; risks associated with the acquisition, development and integration of properties; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; the impact of any material litigation; the loss of key members of our senior management; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in MHG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other documents filed by MHG with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and MHG assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Contacts:
Richard Szymanski
Morgans Hotel Group
212.277.4188

Andi Salas
Joele Frank, Wilkinson Brimmer Katcher
212.355.4449